Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2021 relating to the financial statements of Louisville Gas and Electric Company, appearing in the Annual Report on Form 10-K of Louisville Gas and Electric Company for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Louisville, Kentucky

February 19, 2021